Exhibit 99.1

Filed by PacWest Bancorp

Pursuant to Rule 425 under the Securities Act of 1933

And Deemed Filed Pursuant to Rule 14a-12 of the Securities and Exchange Act of 1934

Subject Company: Square 1 Financial, Inc.

Commission File No: 001-36372

Investor Presentation 2015 First Quarter Results

Forward-Looking Statements This communication contains certain “forward-looking statements” about the Company and its subsidiaries, Square 1, and the combined company after the close of the transaction within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our pending merger between the Company and Square 1, profitability, credit trends, and effective tax rates. All statements contained in this communication that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. In addition to factors previously disclosed in reports filed by PacWest and Square 1 with the SEC, risks and uncertainties for each institution and the combined institution could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation: the Company’s ability to complete future acquisitions, including the Square 1 merger, and to successfully integrate such acquired entities or achieve expected benefits, synergies and/or operating efficiencies within expected time frames or at all; the Company’s ability to obtain regulatory approvals and meet other closing conditions to the Square 1 merger on the expected terms and schedule; delay in closing the Square 1 merger; business disruption following the proposed Square 1 merger; changes in the Company’s stock price before completion of the Square 1 merger, including as a result of the financial performance of the Company or Square 1 prior to closing; the reaction to the Square 1 merger of the companies’ customers, employees and counterparties; changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services; deteriorations in credit and other markets; higher than anticipated loan losses; credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely effect our borrowers’ ability to repay loans and leases; continued or worsening credit losses or charge-offs; higher than anticipated delinquencies and reserves; compression of spreads on newly originated loans; asset/liability repricing risks and liquidity risks reduces interest margins and the value of investments; higher than anticipated increases in operating expenses; increased costs to manage and sell foreclosed assets; reduced demand for our services due to strategic or regulatory reasons; changes in tax laws or regulations affecting our business; our inability to generate sufficient earnings; tax planning or disallowance of tax benefits by tax authorities; changes in tax filing jurisdictions or entity classifications; and other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements included in this communication are based on information available at the time of the communication. Pro forma, projected and estimated numbers are used for illustrative purposes only and are not forecasts, and actual results may differ materially. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Presentation Index

Company Overview.. 5

First Quarter Highlights... 9

Loans and Leases.. 14

Credit Quality.. 19

Deposits... 27

Net Interest Margin... 31

Controlled Expenses... 36

Acquisitions.. 39

CSE.. 40

SQBK... 41

Strong Franchise Value... 54

Non-GAAP Measurements... 56

First Quarter 2015 | PACW | p. 3

Company Overview

Company Overview As of May 18, 2015 We are a commercial bank focused on community banking in deposit rich Southern California paired with a national lending platform NASDAQ traded (PACW) with a market capitalization of $4.7 billion (1) Average daily trading volume of 683,000 shares over the last year (1) Dividend: $2.00 per share, 4.40% yield (1) 6th largest publicly-traded bank headquartered in California with total assets of $16.6 billion, loans and leases of $12.3 billion and deposits of $11.9 billion Profitable Growth 1Q15 net income of $73.1 million, or 1.82% ROAA and 16.50% ROATE Industry leading NIM of 5.89% for 1Q15 New loan and lease originations of $1.0 billion in 1Q15 Net loan and lease growth of $390 million in 1Q15, or 13.1% annualized $6.2 billion of core deposits with total cost of deposits of 36 basis points Core deposit growth of $61.8 million in 1Q15 Adjusted efficiency ratio of 40.4% for 1Q15 Experienced acquirer with 27 bank and finance company acquisitions, including 3 FDIC-assisted transactions Analyst coverage: D.A. Davidson & Co., FIG Partners, Friedman Billings Ramsey, Keefe, Bruyette & Woods, RBC Capital Markets, Sandler O’Neill & Partners, Stephens, Wunderlich Securities Company Overview and Highlights

Operates under Pacific Western Bank brand Attractive branch network with 80 full service branches 77 in Southern California 3 in San Francisco Bay area Offers a full suite of deposit and business lending products Limited consumer loan offerings Borrower relationships generally include a deposit account Efficient deposit model with average branch size of $149 million 1Q15 loan production of $143 million at 5.28% yield Operates under CapitalSource brand Diversified by loan type, geography and industry Asset Based Lending Equipment and Lender Finance Cash Flow Lending Technology, Healthcare and Security Commercial Real Estate General, Multifamily, Healthcare and SBA Focus on middle to small market businesses Expertise in niche segments limits new competitors 1Q15 loan and lease production of $895 million at 5.84% yield Business Model Community Banking National Lending Company Overview and Highlights

Five Year Total Return Company Overview and Highlights Source: SNL Financial and FactSet Research Systems; Market data as of 4/30/2015. Note: KBW Regional Bank Index (KRX) includes 50 institutions with a median market cap of $2.2 billion as of 4/30/2015; median weighted by market capitalization.

First Quarter Highlights

Adjusted efficiency ratio of 40.4% Average branch size of $149 million Noninterest expense to average assets of 2.10% Strong Capital Levels Low Efficiency Ratio Loan and Lease Production and Credit Quality Industry Leading Net Interest Margin Net interest margin: 5.89% Core net interest margin: 5.38% Consolidated tangible common equity ratio of 12.01% CET1 and Total capital ratios of 12.27% and 15.80% Tangible book value per share of $17.36 Loan and lease production of $1.0 billion Net loan and lease growth of $390 million, or 13.1% annualized NPA ratio, excluding PCI loans, of 1.05% Non-PCI credit loss allowance of 0.72% and adjusted credit loss allowance of 1.79% (1) Non-PCI charge-off rate of 7 bps for trailing twelve months First Quarter Highlights Robust Core Earnings Adjusted net income of $62.9 million Adjusted EPS of $0.61 Adjusted ROAA and ROATE of 1.57% and 14.21% Adds back the unamortized discount on Non-PCI loans to the loan balance and the allowance for credit losses (see page 23 for calculation). Highlights Total cost of deposits of 36 bps $62 million net core deposit growth Core deposit growth includes $25 million from CapitalSource Division borrowers ($290 million since the acquisition date) Low Cost Deposit Base

Financial Highlights Acquisition, integration and reorganization costs and certain other items have been excluded from net earnings, noninterest income, and noninterest expense to calculate these amounts and ratios. See “Non-GAAP Measurements” slides. Excludes accelerated accretion of acquisition discounts resulting from early acquired loan payoffs. Highlights ? (Dollars in thousands) 1Q '15 4Q '14 Q / Q Annualized Total Assets 16,643,940 $ 16,234,800 $ 3% 10% Total Non-PCI Loans and Leases 12,047,946 $ 11,613,832 $ 4% 15% Total Deposits 11,934,175 $ 11,755,128 $ 2% 6% Core Deposits 6,197,400 $ 6,135,577 $ 1% 4% Adjusted Net Earnings (1) 62,943 $ 68,018 $ -7% Adjusted ROAA (1) 1.57% 1.70% -0.13 Adjusted ROATE (1) 14.21% 15.33% -1.12 Tangible Common Equity Ratio 12.01% 12.20% -0.19 Tangible Book Value Per Share 17.36 $ 17.17 $ 1% Core Net Interest Margin (2) 5.38% 5.52% -0.14 Adjusted Efficiency Ratio (1) 40.4% 42.3% -1.90

Solid Earnings Track Record * See “Non-GAAP Measurements” slide. Highlights PacWest Bancorp ($ in Millions) 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 Adjusted Net Earnings * 19.1 $ 22.8 $ 24.6 $ 15.5 $ 18.9 $ 19.2 $ 22.2 $ 22.4 $ 63.2 $ 67.7 $ 68.0 $ 62.9 $ Net Earnings 15.6 $ 16.1 $ 19.9 $ 13.5 $ 4.3 $ 24.2 $ 3.1 $ 25.1 $ 10.6 $ 62.3 $ 71.0 $ 73.1 $ $0 $10 $20 $30 $40 $50 $60 $70 $80 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 Adjusted Net Earnings * Net Earnings

Highlights

Solid Capital Position – 1Q15

*1Q15 Regulatory Capital Ratios under Basel III


TCE / TA
9.12%
9.24%
9.68%
12.14%
12.24%
12.20%
12.01%
7.93%
8.04%
8.17%
8.60%
8.48%
8.19%
8.00%
2013Q3
2013Q4
2014Q1
2014Q2
2014Q3
2014Q4
2015Q1
PACW
Median Banks $15-$25B


T1 Leverage
11.16%
11.22%
11.73%
12.40%
12.17%
12.34%
11.74%
9.03%
9.18%
9.41%
9.55%
9.45%
9.25%
9.09%
2013Q3
2013Q4
2014Q1
2014Q2
2014Q3
2014Q4
2015Q1
PACW
Median Banks $15-$25B


Total RBC
16.39%
16.38%
17.42%
16.25%
16.24%
16.07%
15.90%
14.20%
14.12%
14.29%
14.13%
14.40%
14.39%
13.31%
2013Q3
2013Q4
2014Q1
2014Q2
2014Q3
2014Q4
2015Q1
PACW
Median Banks $15-$25B

Source: SNL Financial

First Quarter 2015 | PACW | p. 12

Loans and Leases

Diversified Loan and Lease Portfolio Loans and Leases As of March 31, 2015 (1) Net of deferred fees and costs ($ in millions) $ Mix $ Mix Healthcare Asset Based 170 $ 1% 158 $ 1% Equipment Finance 914 7% 970 8% Lender Finance & Timeshare 1,305 11% 1,456 12% Other Asset Based 682 6% 711 6% Total Asset Based 3,071 25% 3,295 28% General Cash Flow 675 6% 634 5% Technology 950 8% 844 7% Healthcare 806 7% 642 5% Security 445 4% 405 3% Professional Practice 86 1% 93 1% Total Cash Flow 2,962 24% 2,618 22% Commercial Real Estate 3,321 27% 3,064 26% Multifamily 750 6% 789 7% Construction and Land 331 2% 314 2% Residential Real Estate 210 2% 221 2% Healthcare Real Estate 1,098 9% 1,051 9% Small Business 435 4% 428 4% Total Real Estate 6,145 50% 5,867 49% Consumer 94 1% 102 1% Total Loans (1) 12,272 $ 100% 11,882 $ 100% 3/31/2015 12/31/2014 Healthcare Asset Based, 1% Equipment Finance, 7% Lender Finance & Timeshare , 11% Other Asset Based, 6% General Cash Flow, 6% Technology, 8% Healthcare, 7% Security, 4% Professional Practice, 1% Commercial Real Estate, 27% Multifamily, 6% Construction and Land, 2% Residential Real Estate, 2% Healthcare Real Estate, 9% Small Business, 4% Consumer, 1%

Loan Production of $1.0 Billion in 1Q15 ($ in millions) Loans and Leases $170 $241 $236 $168 $710 $604 $644 $558 $880 $845 $880 $726 $881 $975 $950 $1,038 - 200 400 600 800 1,000 1,200 2013 Q2 2013 Q3 2013 Q4 2014 Q1 2014 Q2 2014 Q3 2014 Q4 2015 Q1 PACW Pro Forma for CapitalSource Pre-Merger

Originations By Industry / Loan Type Loans and Leases 1Q'15 4Q'14 3Q'14 2Q'14 Totals Healthcare Asset Based 5,633 $ 5,960 $ - $ 6,125 $ 17,718 $ Equipment Finance 74,573 133,675 67,926 141,505 417,679 Lender Finance and Timeshare 79,154 105,322 68,851 98,651 351,978 Other Asset Based 45,148 53,589 88,976 49,425 237,138 - General Cash Flow 57,619 97,120 76,516 66,888 298,143 Technology Cash Flow 173,191 126,030 99,570 130,680 529,471 Healthcare Cash Flow 172,799 76,578 134,568 52,312 436,257 Security Cash Flow 34,100 38,539 8,069 3,477 84,185 - Commercial Real Estate 278,225 204,172 298,483 138,433 919,313 Multifamily and Residential 2,106 13,929 3,082 58,964 78,081 Construction and Land 38,124 22,294 13,580 31,118 105,116 Healthcare Real Estate 62,505 41,850 53,889 76,400 234,644 Small Business 14,727 31,126 10,111 25,616 81,580 Consumer 2 201 51,037 1,686 52,926 Total 1,037,906 $ 950,385 $ 974,658 $ 881,281 $ 3,844,230 $ ($ in thousands)

1Q15 Loan Rollforward by Segment Loans and Leases Community National Banking Lending Total Beginning balance 3,401,129 $ 8,481,303 $ 11,882,432 $ Loans and leases originated and purchased 143,200 894,706 1,037,906 Existing loans and leases: Principal repayments, net (192,104) (445,184) (637,288) Transfers to foreclosed assets (186) (208) (394) Charge-offs (2,111) (8,379) (10,490) Ending balance 3,349,928 $ 8,922,238 $ 12,272,166 $ Weighted average yield of 1Q'15 originations 5.28% 5.84% 5.76% Weighted average yield of 4Q'14 originations 5.09% 5.76% 5.67% Weighted average yield of 3Q'14 originations 4.73% 5.56% 5.34% Weighted average yield of 2Q'14 originations 4.98% 5.86% 5.71% (In thousands)

Credit Quality

Non-PCI Credit Quality Classified loans and leases are those with a credit risk rating of substandard or doubtful Allowance for credit losses includes allowance for loan and lease losses and reserve for unfunded commitments Includes the remaining unamortized discount related to acquired loans (see page 23 for calculation) Credit Quality 1Q '15 4Q '14 3Q '14 2Q '14 Nonaccrual Loans $ 139,334 83,621 88,948 96,802 As a % of Loans and Leases % 1.16% 0.72% 0.80% 0.90% Nonperforming Assets $ 175,274 127,342 129,472 150,623 As a % of Total Assets % 1.05% 0.78% 0.82% 0.96% Classified Loans and Leases (1) $ 333,182 242,611 260,986 304,627 As a % of Loans and Leases % 2.77% 2.09% 2.32% 2.82% Credit Loss Provision $ 17,167 2,729 2,753 5,000 As a % of Average Loans and Leases % 0.15% 0.02% 0.02% 0.05% TTM Charge-off $ 8,050 1,531 6,556 2,558 As a % of Average Loans and Leases % 0.07% 0.02% 0.09% 0.05% Allowance for Credit Losses (ACL) (2) $ 86,554 76,767 68,997 72,367 As a % of Loans and Leases % 0.72% 0.66% 0.61% 0.67% Adjusted ACL (3) $ 217,399 233,195 248,421 269,316 As a % of Adjusted Loans and Leases (3) % 1.79% 1.98% 2.18% 2.45% Adjusted ACL / NPL % 156.03% 278.86% 279.29% 278.21% (Dollars in thousands)

Key Credit Trends Credit Quality 2.35% 2.41% 1.78% 1.72% 1.73% 1.75% 0.67% 0.61% 0.66% 0.72% Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Non - PCI ACL / Non - PCI Loans 0.13% 0.09% 0.19% 0.21% 0.12% 0.13% 0.05% 0.09% 0.02% 0.07% Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Trailing 12 Months Net Charge - Offs To Average Loans and Leases 1.47% 1.44% 1.57% 1.31% 1.19% 1.52% 0.90% 0.80% 0.72% 1.16% Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Non - PCI Non - Accrual Loans / Non - PCI Loans 3.14% 3.17% 2.91% 2.67% 2.98% 2.81% 1.39% 1.15% 1.09% 1.45% Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Non - PCI NPAs / Non - PCI Loans and Foreclosed Assets

Credit Quality

Non-Accrual Loan and Lease Detail

	Nonaccrual Loans and Leases				Accruing and 30 -89 Days Past Due	
	March 31, 2015		December 31, 2014		March 31, 2015	December 31, 2014
	Balance	% of Loan Category	Balance	% of Loan Category	Balance	Balance
	(Dollars in thousands)					
Real estate mortgage:						
Hospitality	$ 8,088	1%	$ 6,366	1%	$ -	$ -
SBA	10,919	3%	11,141	3%	3,310	3,339
Other	18,328	-	20,105	-	3,009	4,769
Total real estate mortgage	37,335	1%	37,612	1%	6,319	8,108
Real estate construction:						
Residential	379	-	381	-	-	-
Commercial	453	-	1,178	1%	-	-
Total real estate construction	832	-	1,559	1%	-	-
Commercial:						
Collateralized	3,601	1%	5,450	1%	1,397	93
Unsecured	594	-	639	-	-	69
Asset-based	4,159	-	4,574	-	-	-
Cash Flow	15,172	1%	15,964	1%	-	-
Equipment finance	71,039	8%	11,131	1%	7,751	2,339
SBA	3,128	7%	3,207	7%	614	26
Total commercial	97,693	2%	40,965	1%	9,762	2,527
Consumer	3,474	4%	3,485	3%	9	50
Total Non-PCI loans and leases(1)	$ 139,334	1%	$ 83,621	1%	$ 16,090	$ 10,685

(1) Includes loans and leases to companies involved in the oil and gas industries of $65.1 million and $6.8 million at March 31, 2015 and December 31, 2014, respectively. There were $0.7 million and no oil and gas related leases 30-89 days past due and still accruing at March 31, 2015 and December 31, 2014, respectively.

First Quarter 2015 | PACW | p. 21

Credit Quality

Credit Exposure to the Oil and Gas Industries

(Dollars in thousands)	Total		Loans		Leases	
	Amount	Number	Amount	Number	Amount	Number
Loans and leases with exposure to the energy industry	$ 264,370	45	$ 133,527	19	$ 130,843	26
Less:						
Coal mining enterprises	47,200	6	3,680	1	43,520	5
Obligors providing general transportation services	23,875	3	21,966	2	1,909	1
Industrial cleaning company	10,472	1	10,472	1	-	-
Miscellaneous credits unrelated to the oil & gas industries	1,373	5	1,373	5	-	-
Loans and leases related to support services to the oil & gas industries	$ 181,450	30	$ 96,036	10	$ 85,414	20

Sustained low oil prices have adversely impacted the operations of borrowers and lessees in the oil and gas industries. Borrowers and lessees that are more affected by the oil price decline provide oil well operation and maintenance services. Less-affected borrowers and lessees provide land and marine transportation services which are ongoing. At March 31, 2015, we had 45 loan and lease relationships totaling $264.4 million to borrowers and lessees that were involved with the energy industry in general. The obligors under these loans and leases either conduct mining, oil and gas extraction or provide industrial support services. The collateral for these loans and leases primarily includes equipment, such as drilling and mining equipment and transportation vehicles, used directly and indirectly in these activities.

Included in the energy industry loan and lease relationships are certain borrowers and lessees that have little or no exposure to the oil and gas industries. The above table reconciles our energy industry loan and lease relationships generally to the loan and lease relationships having exposure to the oil & gas industries specifically. The 30 loan and lease relationships providing support services to the oil and gas industries total $181.5 million and represent 1.5% of total loans and leases. At March 31, 2015, four relationships totaling $65.1 million were on nonaccrual status and were classified. Updated cash flow analyses and appraisals resulted in a $6.5 million credit loss provision related to these four relationships in Q1, of which $5.0 million represented a charge-off.

First Quarter 2015 | PACW | p. 22

Credit Quality

10 Largest Non-PCI Nonaccrual Loans

March 31, 2015 Nonaccrual Amount (In thousands)	Quarter Placed On Nonaccrual Status	Description
$ 41,753	2015 Q1	Loan secured by a fleet of vessels used to service shallow water oil platforms in the Gulf of Mexico. Borrower is operating but has been negatively affected by low oil prices. Borrower is current under a restructured loan agreement.
15,657	2015 Q1	Lease secured by hydraulic fracturing equipment. Lessee has been negatively affected by low oil prices and is exploring the sale of the company.
14,973	2014 Q2	Two healthcare cash flow loans secured by enterprise value. Borrower is current on principal and interest payments, but leverage has increased due to a decline in performance.
7,452	2015 Q1	Loan secured by four oil rigs. Borrower is operating but has been negatively affected by low oil price. Borrower is current and a loan restructuring is in progress.
6,195	2013 Q4	Two loans, each secured by a hotel in San Diego County. The borrower is paying according to the restructured terms of each loan.
4,111	2014 Q1	Asset based loan secured by consumer sales installment contracts. Although operating performance of the borrower has declined, loan payments have remained current and the loan is fully secured by performing receivables.
3,680	2014 Q3	Loans secured by equipment used for coal production. Although the borrower is current on principal and interest payments, its operating performance has declined.
3,484	2014 Q1	Two loans secured by various residential and commercial properties located predominantly in San Luis Obispo County.
3,276	2014 Q4	SBA 7(a) loan secured by a franchise restaurant in Colorado. Loan is supported by a 75% SBA guarantee on the Bank's balance.
3,154	2014 Q1	Loan secured by an industrial building in Santa Barbara County.
$ 103,735		Total

First Quarter 2015 | PACW | p. 23

Credit Quality

Allowance for Non-PCI Credit Losses - Adjusted

	1Q '15	4Q '14	3Q '14
	(Dollars in thousands)		
Loan balance - Non-PCI	$ 12,047,946	$ 11,613,832	$ 11,239,964
Allowance for credit losses	$ 86,554	$ 76,767	$ 68,997
Reported Non-PCI ACL Ratio	0.72%	0.66%	0.61%
Allowance Ratio Adjusted to Add Back Unamortized Purchase Discount			
Loan balance	$ 12,047,946	$ 11,613,832	$ 11,239,964
Add: Unamortized purchase discount	130,845	156,428	179,424
Adjusted loan balance	$ 12,178,791	$ 11,770,260	$ 11,419,388
Allowance for credit losses	$ 86,554	$ 76,767	$ 68,997
Add: Unamortized purchase discount [1]	130,845	156,428	179,424
Adjusted allowance for credit losses	$ 217,399	$ 233,195	$ 248,421
Adjusted Non-PCI credit risk coverage ratio	1.79%	1.98%	2.18%
Allowance Ratio for Originated Non-PCI Loans			
Originated Non-PCI loans	$ 5,895,215	$ 5,051,565	$ 4,200,445
Allowance for loan losses	$ 70,718	$ 66,272	$ 60,046
ALLL ratio	1.20%	1.31%	1.43%

GAAP Accounting Distorts the ACL Ratio – When Unamortized Purchase Discount is Added Back, the Adjusted Non-PCI ACL is 1.79%

(1) Unamortized purchase discount relates to acquired loans and is assigned specifically to those loans only. Such discount represents the acquisition date fair value adjustment based on market, liquidity and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans.

First Quarter 2015 | PACW | p. 24

Transformed in 2008 and 2009 During 2008 and 2009, in the midst of an economic downturn and while CapitalSource was transforming from a finance company to a bank, the following changes in lending practices were implemented: Expanded lending efforts: Timeshare Healthcare real estate Technology cash flow Loans to home and commercial security monitoring companies Added new lending lines: Equipment finance Small business lending (SBA) Multifamily Reduced risk by: Discontinuing lending on real estate with insufficient in-place cash flow at closing, including repositioned assets. Limiting construction lending and eliminating land-secured loans Eliminating mezzanine or second lien lending on real estate Curtailing general cash flow lending and focusing on specific cash flow industry niches. Eliminating cash flow lending to media companies, and curtailing cash flow lending to retailers. Overview of Legacy CapitalSource Lending Practices Credit Quality

Deposits

Deposit Detail Deposits Noninterest - bearing demand deposits , 26% Interest checking deposits , 6% Money market deposits , 14% Savings deposits , 6% Brokered non - maturity deposits , 1% Time deposits under $100,000 , 22% Time deposits of $100,000 and over , 25% March 31, 2015 % of % of Deposit Category Amount Total Amount Total Noninterest-bearing demand deposits 3,029,463 $ 26% 2,931,352 $ 25% Interest checking deposits 739,073 6% 732,196 6% Money market deposits 1,682,123 14% 1,709,068 15% Savings deposits 746,741 6% 762,961 6% Total core deposits 6,197,400 52% 6,135,577 52% Brokered non-maturity deposits 155,976 1% 120,613 1% Total non-maturity deposits 6,353,376 53% 6,256,190 53% Time deposits under $100,000 2,562,078 22% 2,467,338 21% Time deposits of $100,000 and over 3,018,721 25% 3,031,600 26% Total time deposits 5,580,799 47% 5,498,938 47% Total deposits 11,934,175 $ 100% 11,755,128 $ 100% March 31, 2015 December 31, 2014 (Dollars in thousands)

Deposit Portfolio Deposits ($ in Billions) Cost Balance Time Deposits Time Deposits Total Estimated Under $100,000 Time Contractual Effective Time Deposit Maturities $100,000 Or More Deposits Rate Rate Due in three months or less 666,961 $ 741,091 $ 1,408,052 $ 0.65% 0.60% Due in over three months through six months 845,811 1,242,887 2,088,698 0.71% 0.68% Due in over six months through twelve months 825,838 701,955 1,527,793 0.71% 0.67% Due in over 12 months through 24 months 175,369 288,107 463,476 0.95% 0.85% Due in over 24 months 48,099 44,681 92,780 0.99% 0.72% Total 2,562,078 $ (1) 3,018,721 $ 5,580,799 $ 0.72% 0.68% (1) March 31, 2015 Includes brokered deposits of $768mm with a weighted average maturity of 8 months and a weighted average cost of 0.45%. $4.6 $4.8 $4.7 $4.6 $5.5 $5.4 $5.3 $5.4 $11.7 $11.5 $11.8 $11.9 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 2012 Q2 2012 Q3 2012 Q4 2013 Q1 2013 Q2 2013 Q3 2013 Q4 2014 Q1 2014 Q2 2014 Q3 2014 Q4 2015 Q1 Core Deposits Non-Core Deposits Cost of Interest Bearing Deposits Cost of Total Deposits

Time Deposit Retention Since CapitalSource Merger Deposits 89.3% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% - 100 200 300 400 500 600 700 800 900 1,000 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 Retention % Maturities ($mm) Retained Lost Total Retention

Net Interest Margin

Industry Leading Net Interest Margin Core NIM Excludes Accelerated Discount Accretion due to Early Payoff of Acquired Loans Source: SNL Financial Net Interest Margin 5.60% 5.58% 5.49% 5.40% 5.22% 5.46% 5.41% 5.95% 6.24% 5.78% 5.86% 5.89% 5.48% 5.32% 5.33% 5.28% 5.21% 5.29% 5.31% 5.42% 5.74% 5.64% 5.52% 5.38% 3.81% 3.77% 3.85% 3.61% 3.65% 3.65% 3.63% 3.52% 3.53% 3.48% 3.43% 3.20% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 PACW Reported NIM PACW Core NIM Banks $15-$25B

Disciplined and Diversified Lending Produces Higher Loan Yields Core Loan Yield Excludes Accelerated Discount Accretion from Early Payoff of Acquired Loans Source: SNL Financial Net Interest Margin

Deposit Franchise with a 36 Basis Point Cost Purchase accounting discount accretion on deposits reduced the cost of deposits by 5 bps (1) Source: SNL Financial Net Interest Margin

Effect of Purchase Accounting on NIM Net Interest Margin Impact on Impact on Amount NIM Amount NIM Net interest income/NIM as reported 199,075 $ 5.89% 194,983 $ 5.86% Less: Accelerated accretion of acquisition discounts from early acquired loan payoffs (17,352) (0.51%) (11,421) (0.34%) Remaining accretion of Non-PCI loan acquisition discounts (11,245) (0.33%) (13,073) (0.39%) Amortization of TruPS discount 1,401 0.04% 1,401 0.04% Accretion of time deposits premium (1,285) (0.04%) (2,469) (0.07%) (28,481) (0.84%) (25,562) (0.76%) Net interest income/NIM - excluding purchase accounting 170,594 $ 5.05% 169,421 $ 5.10% March 31, 2015 December 31, 2014 (Dollars in thousands) Three Months Ended Three Months Ended

Controlled Expenses

Efficiency Ratio Trend As part of the adjusted efficiency ratio calculation, adjusted net revenues exclude FDIC loss sharing expense, accelerated discount accretion resulting from the early payoff of acquired loans and gain on sale of assets, and adjusted noninterest expense excludes covered OREO expenses, acquisition, integration and reorganization costs, accelerated vesting of restricted stock, and debt termination expenses. Focus and Execution Drive Efficiency Source: SNL Financial Controlled Expenses

Efficiency Ratio Average Branch Size ($-M) Focus and Execution Drive Efficiency * The 2008 efficiency ratio excludes the goodwill write-off. When the goodwill write-off is included in non-interest expense, the efficiency ratio is 371.7%. ** Adjusted efficiency ratio – see Non-GAAP Measurements slide Controlled Expenses

Acquisitions

Asset Generation Capability In-Market Consolidation Strong Core Deposit Base Similar Strategic Focus Key Drivers of Accretion: Cost Savings Customer Retention Margin Improvement Acquisition Strategy Market Expansion Acquisitions

The CapitalSource Merger Acquisitions Created the 6th largest publicly-owned bank headquartered in CA Merger closed on April 7, 2014 – systems were converted and 13 overlapping branches closed on April 12, 2014 Continues PACW’s growth as a highly profitable business-focused bank Improved loan diversification with broadened middle-market reach with top funding and lending teams drawn from each firm to produce a national lending platform The resulting banking franchise has the capital resources, scale, management team and financial strength necessary to thrive in the current competitive environment

Founded in 2005 with a focus on creating a bank tailored to the needs of entrepreneurs and their investors Initial public offering occurred on March 27, 2014 at $18.00 per share Headquartered in Durham, North Carolina and currently has 13 locations in the U.S Organized in six banking groups: Technology: the group focuses on serving the financial needs of the economy’s most innovative verticals (software, hardware, internet) Life Sciences: specialized national practice within Square 1 dedicated to serve high growth companies in the medical devices, healthcare, biotech, and healthcare services spaces Venture Capital Services: the team brings a deep understanding of how a venture capital firm operates and has the sole purpose of meeting the unique banking needs of a venture capital firm SBA + USDA Lending: the Specialty Lending team offers a variety of government-sponsored loan solutions by leveraging its expertise in Small Business Administration (SBA) and USDA lending Structured Finance: provides companies with greater access to capital by using receivables and inventory as collateral for a line of credit Specialty Finance: companies use accounts receivable financing to pay off debt, purchase new inventory or equipment, or expand their facilities Products and services: Treasury Management: provides solutions such as credit cards, collection, disbursement, liquidity management, and online banking International: provides products and services for entrepreneurs and venture backed companies to make entry into the global economy smooth and easy: foreign exchange, global trade and correspondent banking Operates Square 1 Asset Management (registered investment advisor): Cash management solution designed for corporations and their institutional investors Focused on delivering zero principal loss and on-demand liquidity for all clients Square 1 Overview Seattle, WA Menlo Park, CA San Diego, CA Los Angeles, CA Denver, CO Austin, TX Washington, DC New York, NY Boston, MA San Francisco, CA Campbell, CA Minneapolis, MN Chicago, IL

2004: On August 8, founders Richard and Susan Casey decide to create the first bank run by entrepreneurs and focused on entrepreneurs: Square 1 Financial, Inc. (“Square 1” or the “Company”), a full service venture bank 2005: On May 1, Square 1 raised $105 million in a private placement On July 4, all regulatory approvals are received On August 8, the Company officially launched with six offices in Austin, Boston, Durham, San Diego, Seattle and Silicon Valley On November 8 and December 8, Square 1 opened Washington DC and NY offices respectively 2008: On January 2, Square 1 opened an office in Boulder, Colorado On July 1, the Company achieves $1 billion in deposits 2009: On March 16, Square 1 launches a new business unit, Asset Based Lending; the unit’s goal is to provide high growth companies with greater access to capital by tapping into their accounts receivable and inventory On November 20, the company achieves $1 billion in commitments 2010: On May 21, the Company closes on a $48.5 million capital raise in order to help accelerate its growth; investors were Patriot Financial Partners and Castle Creek Capital On September 24, Square 1 launches an alternative financing group, Square 1 Specialty Lending, to offer Small Business Administration (SBA) and USDA financing for those seeking to secure credit with a fast closing 2011: On March 23, Square 1 appoints Doug Bowers as President and Chief Executive Officer On May 5, Square 1 reaches 1,000 clients In November, hired Sam Bhaumik, formerly with Hercules Technology Growth Capital, as EVP – Head of Silicon Valley Banking Square 1 Timeline of Key Events 2005 2004 2006 2007 2008 2009 2010 2011 2006: On October 8, Square 1 reaches 275 customers, 75 more than the original goal of 200 On October 31, the Company hits profitability after only 15 months since opening On December 31, the Company reaches $0.5 billion in total assets 2007: On July 4, Square 1 achieves $223 million in loans, $615 million in deposits and over 500 clients On August 1, Square 1 Ventures is founded as a subsidiary of Square 1 Financial to manage a series of Venture Capital Fund-of-Funds On December 1, Square 1 opened the Los Angeles office 2012: On August 14, Patrick Oakes is appointed to serve as Executive Vice President and CFO On October 1, Square 1 announced that it has raised $20.6 million through a private placement of its common stock sold to existing institutional shareholders On October 15, Square 1 appointed Diane Earle as Chief Credit Officer On November 19, Square 1 announced that Dr. Seth Rudnick has joined the Board of Directors 2012 2013 2013: On April 4, Square 1 announced the launch of Square 1 Asset Management, a registered investment advisor. Adam Dean, who was co-founder and president of SVB Asset Management, would lead the Square 1 Asset Management division In December, acquired Sand Hill Finance, an A/R factoring business Rob Usdan joined the Board of Directors Opened LPO in San Francisco 2014 2014: On March 26, Square 1 announced the pricing of its initial public offering at $18.00 per share, and shares began trading on the NASDAQ under the symbol “SQBK” Hired Frank Tower (founding partner of venture debt firm Gold Hill Capital) as EVP and head of Banking East Opened LPO in Minneapolis

Square 1 Loan and Deposit Growth Loan Growth Organic growth across all business lines Growth in loans tied to deeper coverage in key markets and increase in brand awareness Funded by continued success in growing low cost deposits Compound Annual Loan Growth Rate of 30% since 2010 Deposit Growth Growth in deposits is tied to growth in client base and strong venture capital funding environment Average annual deposit growth of 17% since 2011 Compound Annual Deposit Growth Rate (including Client Investment Funds) of 25% since 2010 CAGR: 30% CAGR (including Client Investment Funds): 25% $1,462 $1,509 $1,519 $2,107 $2,777 $3,009 $263 $458 $378 $558 $1,437 $1,462 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q1 Client Investment Funds ($mm) Total Deposits ($mm) $491 $711 $863 $1,083 $1,346 $1,479 2010Y 2011Y 2012Y 2013Y 2014Y 2015Q1 Gross Loans ($mm)

Square 1 Operating Metrics



Loan Yield (%)
NIM (%)
7.02
6.94
6.77
6.34
6.32
5.96
4.22
4.02
4.14
3.91
4.06
3.96
2010Y
2011Y
2012Y
2013Y
2014Y
2015Q1
Adj ROAA (%) (1)
0.42
0.68
0.84
1.06
1.25
1.07
Deposit COF (%)
0.11
0.06
0.03
0.04
0.02
0.03
NCOs (%)
Nonaccrual (%)
1.14
1.13
0.79
0.99
0.95
1.68
0.95
1.34
0.68
1.28
1.07
1.24

Source: SNL Financial and company filings
(1) Adjusted ROAA excludes realized loss on securities

First Quarter 2015 | PACW | p. 44

Highly Valued Business Model: California commercial bank Proven track record of generating core deposits National lending platform Robust loan and lease generation engine Outstanding track record of performance Experienced acquiror Current Priorities: Replace CDs from CapitalSource acquisition with core deposits Add highly-valued business lines Continue earnings growth and industry leading returns Highly Valued Business Model: Commercial bank focusing on technology with entrepreneurs nationwide Outstanding core deposit base High growth loan portfolio Success since launch in 2005 Meets PacWest Priorities: Accelerates replacement of CapitalSource CDs with core deposits New high-margin nationwide commercial business line Supports continued earnings growth through balance sheet improvement The Match-Up

Reduces reliance on higher-cost CDs Enhanced balance sheet liquidity ratios Better positioned for rising rates Square 1 Transaction Rationale Improves Deposit and Liquidity Position Seasoned management team with an extensive network and a proven track record Bankers adding valuable industry experience within niche banking areas are expected to remain with the combined company Enhances Loan Growth and Product Diversification Preserves Senior Management within Business Lines Strong historical loan growth Supplements existing specialty lending practices with focus on venture-backed technology and science companies Loan portfolio diversified across industry, stage, geography and size Contributes additional sources of fee income Attractive returns (ROAA, ROATCE) at levels above peers are expected to continue All stock transaction preserves capital ratios with minimal impact High growth loan portfolio with track record of strong performance through and after the financial crisis Compelling Financial Metrics

Square 1 Transaction Metrics

Transaction Summary	• **Per Share Price:**	**$27.74 per share***
	• **Transaction Value:**	**$857 million in aggregate***
	• **Consideration Mix:**	**100% PacWest Common Stock** **Cash for outstanding options, warrants, RSUs**
	• **Fixed Exchange Ratio:**	**0.5997**
	• **Expected Closing:**	**4Q15**
Transaction Valuation	• **Price / 2015E EPS(1):**	**22.0x**
	• **Price / Tangible Book Value:**	**2.63x**
	• **Core Deposit Premium(2):**	**14.2%**
PACW Financial Impact	• **2016E EPS Impact(1):**	**< 1% Dilutive**
	• **2017E EPS Impact(1):**	**0%**
	• **Pro Forma TBV / Share Dilution at Close(3):**	**< 2%**
	• **IRR(4):**	**> 15.0%**
	• **Pro Forma Tangible Common Equity Ratio at March 31, 2015**	**11.2%**

* *Based on PACW closing price on May 18, 2015*

(1) *Estimated financial impact is presented solely for illustrative purposes using IBES consensus estimates. Neither PacWest nor Square 1 endorse the IBES estimates or publish financial guidance. Actual results may differ materially.*

(2) *Core deposits are defined as total deposits (including an estimated $1.1bn Client Investment Funds expected to move on balance sheet) less time deposits.*

(3) *Includes restructuring charges.*

(4) *Assumes a 9.0% TCE / TA threshold and 15.0x forward P/E exit multiple.*

First Quarter 2015 | PACW | p. 47

Cost savings equal to 20% of Square 1 operating expense base ($13.9mm pre-tax) realized in 2016 Pre-tax restructuring charge and transaction costs equal to $33.0mm ($21.9mm after-tax) Approximately $1.1bn of Square 1’s $1.5bn Client Investment Funds (“CIF”) pool used to replace PACW time deposits Savings of ~50 basis points pre-tax on CIF used to replace time deposits Additional Information About the Square 1 Merger $40 million loan write-down (includes $31mm accretable discount over 4-year life) $11.5mm securities write-up (premium amortized over 2-year life) CDI equal to $18mm (amortized over 7-year life) Cost Savings / Restructuring Charge Other Expected closing in 4Q15 40% tax rate Funding Synergies Fair Value Marks(1) - Net Earnings Impact The fair values of Square 1’s assets and liabilities are taken from its public filings. All fair value amounts and adjustments are subject to change and will be determined on the closing date of the merger based on facts and circumstances existing at that date.

Pro Forma Loan and Deposit Composition at 3/31/15 Source: Company filings (1)Includes $1.1 billion of Client Investment Funds moving on balance sheet as MMDA deposits Total Deposits = $16.0 bn (1) PACW Square 1 Pro Forma Gross Loans = $12.3 bn Gross Loans = $1.5 bn Gross Loans = $13.8 bn Total Deposits = $11.9 bn Total Deposits & CIF = $4.5 bn Technology, 8% Healthcare, 7% SBA, 4% Lender Finance , 11% Consumer, 1% Construction 3% Comm. RE, 27% Multifamily, 6% Residential RE, 2% Healthcare RE, 9% Professional Practice, 1% Security, 4% General Cash Flow, 6% Other ABL, 6% Healthcare ABL, 1% Equip Finance, 7% Technology, 49% Life Sciences, 20% SBA & USDA, 2% Other Comm., 1% Construction <1% Real Estate, 2% Asset Based, 11% VC / PE, 13% Technology, 12% Life Sciences, 2% SBA RE, 3% Other C&I, 38% Consumer & Other, 1% Construction ,2% Comm. RE, 24% Multifamily RE, 5% Residential RE, 2% Healthcare RE, 8% VC / PE, 1% Savings, 6% MMDA, 14% Interest Checking, 6% Brokered Deposits, 1% Non. Int. Bearing, 26% Time Deposits, 47% MMDA, 21% Interest Checking, 2% Non. Int. Bearing, 44% Time Deposits, <1% Client Investment Funds, 33% Savings, 5% MMDA, 23% Interest Checking, 5% Brokered Deposits, 1% Non. Int. Bearing, 31% Time Deposits, 35%

Asset Sensitivity Increases -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Up 400 Up 300 Up 200 Up 100 Base Down 100 Down 200 Down 300 PacWest Bancorp and Square 1 Pro Forma Combined IRR Model Results - % Change in NII - Year 1 Static Balance Sheet - March 31, 2015 Sudden Parallel Shocks PACW PACW and SBK - No Deposit Shift PACW and SBK - $1.1 Billion Deposit Shift

3/31/2015 Pro Forma Balance Sheet

	Standalone 3/31/15					Purchase Accounting		
	PacWest	Square 1	MTM (1)		Adjusted Square 1	Eliminations	Additions	Pro Forma
			(Dollars in millions)					
Assets:								
Cash and Securities	$ 2,016	$ 1,786	$ 12 (2)		$ 1,797	$ (58) (6)	$ -	$ 3,756
Gross Loans	12,272	1,479	(40) (3)		1,439	-	-	13,711
Loan Loss Reserve	(92)	(25)	25 (4)		-	-	-	(92)
Net Loans	12,180	1,454	(15)		1,439	-	-	13,619
Other Tangible Assets	704	97	11 (5)		108	-	5 (8)	817
Total Tangible Assets	14,900	3,337	8		3,344	(58)	5	18,191
Goodwill	1,728	-	-		-	-	517	2,245
Other Intangibles	16	-	-		-	-	18 (9)	34
Intangible Assets	1,744	-	-		-	-	535	2,279
Assets	$ 16,644	$ 3,337	$ 8		$ 3,344	$ (58)	$ 540	$ 20,470
Liabilities & Shareholders' Equity:								
Deposits	$ 11,934	$ 3,009	$ -		$ 3,009	$ -	$ -	$ 14,943
Borrowings	1,050	-	-		-	-	-	1,050
Other Liabilities	126	8	-		8	-	-	134
Liabilities and Borrowings	13,110	3,017	-		3,017	-	-	16,127
Common Equity	3,534	320	8		328	(350) (7)	832 (10)	4,343
Liabilities & Shareholders' Equity	$ 16,644	$ 3,337	$ 8		$ 3,345	$ (350)	$ 832	$ 20,470

(1) The fair values of Square 1's assets and liabilities are taken from its public filings. All fair value amounts and adjustments are subject to change and will be determined on the closing date of the merger based on facts and circumstances existing at that date.
(2) $12mm write-up of securities.
(3) $40mm loan fair value mark of which $31mm is estimated to be accretable.
(4) Elimination of Square 1's loan loss reserves.
(5) Increase to deferred tax asset related to mark-to-market adjustments.
(6) $36mm cash out of equity awards and $22mm after-tax restructuring charge.
(7) Elimination of Square 1's equity and $22mm after-tax restructuring charge.
(8) $7mm deferred tax asset ("DTA") reduction related to core deposit intangible. $12mm DTA increase related to tax credit adjustment for RSU expense.
(9) Core deposit intangible.
(10) $832mm equity issued.

First Quarter 2015 | PACW | p. 51

Conclusion Adds a highly liquid balance sheet with a very low all-in cost of funds Additional $1.4 billion pool of low-cost deposits available from Client Investment Funds Diversifies PACW’s nationwide lending platform across high growth venture capital and life science business lines Portfolio with 30% compound annual growth since 2010 Established track record of strong asset quality SQBK has an attractive profitability profile (1.04% ROAA for 1Q15) with ability for improved returns in a rising rate environment Variable rate loans comprise 91% of Square 1’s loan portfolio Non-interest bearing deposits represent 65% of total on-balance sheet deposits Enhances PACW franchise through a team of seasoned bankers with extensive expertise in lending to venture backed companies

Strong Franchise Value

Attractive Southern California Footprint Strong Franchise Value

Strong Franchise Value

California Public Banks and Thrifts

As of March 31, 2015

Rank	Company Name	Ticker	Assets ($000)
1	Wells Fargo & Company	WFC	$ 1,737,737,000
2	First Republic Bank	FRC	51,066,460
3	SVB Financial Group	SIVB	39,695,990
4	City National Corporation	CYN	32,700,000
5	East West Bancorp, Inc.	EWBC	29,906,835
6	***PacWest Bancorp***	***PACW***	**$ 16,643,940**
7	Cathay General Bancorp	CATY	11,910,089
8	CVB Financial Corp.	CVBF	7,442,951
9	BBCN Bancorp, Inc.	BBCN	7,267,905
10	Banc of California, Inc.	BANC	6,097,355
11	Opus Bank	OPB	5,561,574
12	Farmers & Merchants Bank of Long Beach	FMBL	5,559,897
13	BofI Holding, Inc.	BOFI	5,528,520
14	Westamerica Bancorporation	WABC	5,035,777
15	Wilshire Bancorp, Inc.	WIBC	4,413,278
16	Hanmi Financial Corporation	HAFC	4,083,887
17	TriCo Bancshares	TCBK	3,895,860
18	Community Bank	CYHT	3,577,879
19	Mechanics Bank	MCHB	3,346,067
20	Pacific Premier Bancorp, Inc.	PPBI	2,753,000
21	1867 Western Financial Corporation	WFCL	2,408,382
22	CU Bancorp	CUNB	2,406,960
23	Farmers & Merchants Bancorp	FMCB	2,360,551
24	Preferred Bank	PFBC	2,139,405
25	Exchange Bank	EXSR	1,900,785
26	Bridge Capital Holdings	BBNK	1,882,199
27	Bank of Marin Bancorp	BMRC	1,826,149
28	Heritage Oaks Bancorp	HEOP	1,776,594
29	Sierra Bancorp	BSRR	1,733,417
30	Heritage Commerce Corp	HTBK	1,652,887

Source: SNL Financial

First Quarter 2015 | PACW | p. 55

Non-GAAP Measurements The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies. The tables on the following slides present reconciliations of non-GAAP financial measurements to the GAAP financial measurements and certain key performance ratios.

Non-GAAP Measurements

Adjusted Efficiency Ratio

Adjusted Efficiency Ratio	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	Three Months Ended				
	(Dollars in thousands)				
Noninterest expense	$ 84,360	$ 91,305	$ 94,923	$ 169,200	$ 50,164
Less: Acquisition, integration, reorganization and severance costs	2,000	7,381	5,193	86,242	2,200
Covered OREO expense (income), net	(19)	176	452	(185)	(1,615)
Adjusted noninterest expense	$ 82,379	$ 83,748	$ 89,278	$ 83,143	$ 49,579
Net interest income	$ 199,075	$ 194,983	$ 188,846	$ 192,533	$ 86,015
Noninterest income	20,871	12,703	16,314	8,479	4,691
Net revenues	219,946	207,686	205,160	201,012	90,706
Less: FDIC loss sharing expense, net	(4,399)	(4,360)	(7,415)	(8,525)	(11,430)
Gain (loss) on sale of loans and leases	-	7	973	(485)	106
Gain on securities	3,275	-	-	89	4,752
Gain on sale of owned office building	-	-	-	-	1,570
Accelerated discount accretion resulting from payoffs of acquired loans	17,352	11,421	4,501	15,290	7,655
Adjusted net revenues	$ 203,718	$ 200,618	$ 207,101	$ 194,643	$ 88,053
Base efficiency ratio (1)	38.4%	44.0%	46.3%	84.2%	55.3%
Adjusted efficiency ratio (2)	40.4%	41.7%	43.1%	42.7%	56.3%

(1) Noninterest expense divided by net revenues

(2) Adjusted noninterest expense divided by adjusted net revenues

First Quarter 2015 | PACW | p. 57

Non-GAAP Measurements

Tangible Common Equity

Tangible Common Equity Ratio	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Dollars in thousands)		(Dollars in thousands)		
PacWest Bancorp Consolidated:					
Stockholders' equity	$ 3,533,361	$ 3,506,425	$ 3,478,246	$ 3,437,932	$ 833,702
Less: Intangible assets	1,744,083	1,737,683	1,740,951	1,745,584	224,627
Tangible common equity	$ 1,789,278	$ 1,768,742	$ 1,737,295	$ 1,692,348	$ 609,075
Total assets	$ 16,643,940	$ 16,234,800	$ 15,938,345	$ 15,684,866	$ 6,517,853
Less: Intangible assets	1,744,083	1,737,683	1,740,951	1,745,584	224,627
Tangible assets	$ 14,899,857	$ 14,497,117	$ 14,197,394	$ 13,939,282	$ 6,293,226
Equity to assets ratio	21.23%	21.60%	21.82%	21.92%	12.79%
Tangible common equity ratio (1)	12.01%	12.20%	12.24%	12.14%	9.68%
Book value per share	$ 34.29	$ 34.04	$ 33.76	$ 33.37	$ 18.21
Tangible book value per share (2)	$ 17.36	$ 17.17	$ 16.86	$ 16.43	$ 13.31
Shares outstanding	103,044,257	103,022,017	103,027,830	103,033,449	45,777,580
Pacific Western Bank:					
Stockholders' equity	$ 3,410,276	$ 3,379,074	$ 3,357,138	$ 3,298,908	$ 910,644
Less: Intangible assets	1,744,083	1,737,682	1,740,951	1,745,584	224,627
Tangible common equity	$ 1,666,193	$ 1,641,392	$ 1,616,187	$ 1,553,324	$ 686,017
Total assets	$ 16,458,591	$ 15,995,914	$ 15,675,486	$ 15,376,440	$ 6,507,288
Less: Intangible assets	1,744,083	1,737,682	1,740,951	1,745,584	224,627
Tangible assets	$ 14,714,508	$ 14,258,232	$ 13,934,535	$ 13,630,856	$ 6,282,661
Equity to assets ratio	20.72%	21.12%	21.42%	21.45%	13.99%
Tangible common equity ratio	11.32%	11.51%	11.60%	11.40%	10.92%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding

First Quarter 2015 | PACW | p. 58

Non-GAAP Measurements

Adjusted Net Earnings and Profitability Metrics

Adjusted Net Earnings and Related Ratios	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	Three Months Ended				
	(Dollars in thousands)				
Reported net earnings	$ 73,079	$ 70,999	$ 62,271	$ 10,555	$ 25,080
Less: Tax benefit on discontinued operations	-	(47)	(3)	(476)	(588)
Add: Tax expense on continuing operations	46,073	43,261	42,911	15,552	15,281
Reported pre-tax earnings	119,152	114,213	105,179	25,631	39,773
Add: Acquisition, integration, reorganization and severance costs	2,000	7,381	5,193	86,242	2,200
Less: FDIC loss sharing expense, net	(4,399)	(4,360)	(7,415)	(8,525)	(11,430)
Gain on sale of loans and leases	-	7	973	(485)	106
(Loss) gain on securities	3,275	-	-	89	4,752
Covered OREO (expense) income, net	19	(176)	(452)	185	1,615
Gain on sale of owned office building	-	-	-	-	1,570
Adjusted pre-tax earnings before accelerated discount accretion	122,257	126,123	117,266	120,609	45,360
Less: Accelerated discount accretion resulting from payoffs of acquired loans	17,352	11,421	4,501	15,290	7,655
Adjusted pre-tax earnings	104,905	114,702	112,765	105,319	37,705
Tax expense (1)	(41,962)	(46,684)	(45,106)	(42,128)	(15,346)
Adjusted net earnings	$ 62,943	$ 68,018	$ 67,659	$ 63,191	$ 22,359
Average assets	$ 16,296,640	$ 15,892,761	$ 15,716,539	$ 15,037,101	$ 6,513,376
Average stockholders' equity	$ 3,533,343	$ 3,500,291	$ 3,465,119	$ 3,233,018	$ 820,248
Less: Average intangible assets	1,737,441	1,739,977	1,744,542	1,638,267	225,294
Average tangible common equity	$ 1,795,902	$ 1,760,314	$ 1,720,577	$ 1,594,751	$ 594,954
Annualized return on average assets (2)	1.82%	1.77%	1.57%	0.28%	1.56%
Annualized adjusted return on average assets (3)	1.57%	1.70%	1.71%	1.69%	1.39%
Annualized return on average equity (4)	8.39%	8.05%	7.13%	1.31%	12.40%
Annualized adjusted return on average equity (5)	7.22%	7.71%	7.75%	7.84%	11.05%
Annualized return on average tangible equity (6)	16.50%	16.00%	14.36%	2.65%	17.10%
Annualized adjusted return on average tangible equity (7)	14.21%	15.33%	15.60%	15.89%	15.24%

(1) Full-year expected effective rate of 40.0% used for 2015 period and actual effective rate of 40.7% used for 2014 periods.

(2) Annualized net earnings divided by average assets

(3) Annualized adjusted net earnings divided by average assets

(4) Annualized net earnings divided by average stockholders' equity

(5) Annualized adjusted net earnings divided by average stockholders' equity

(6) Annualized net earnings divided by average tangible common equity

(7) Annualized adjusted net earnings divided by average tangible common equity

First Quarter 2015 | PACW | p. 59